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                   [LETTERHEAD OF JONES, DAY, REAVIS & POGUE]

417398:kft
704000-635008                     July 26, 2002

Alderwoods Group, Inc.
311 Elm Street, Suite 1000
Cincinnati, Ohio  45202

         Re: 11,577,151 SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE

Ladies and Gentlemen:

         We are acting as counsel for Alderwoods Group, Inc., a Delaware corporation (the "Company"), in connection with the registration for resale, on Registration Statement No. 333-85316 on Form S-1 (including any amendments, supplements or successor forms thereto, the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Act"), by certain selling security holders listed in the Registration Statement of up to 11,577,151 shares (the "Shares") of the Company's common stock, par value $0.01 per share, each of which Shares trades with one preferred stock purchase right.

         In rendering this opinion, we have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1. The Shares are duly authorized, validly issued, fully paid, and nonassessable; and

2. The Rights (as defined in the Rights Agreement, dated as of March 6, 2002, between the Company and Wells Fargo Bank Minnesota, National Association, as rights agent (the "Rights Agreement")) that trade with the Shares are validly issued.

         In rendering this opinion, we have (i) assumed the authenticity of all documents represented to us to be originals, the conformity to original documents of all copies of documents submitted to us, the accuracy and completeness of all corporate records provided to us by the Company, the accuracy of the statements and certificates described in the following clause
(ii) and the genuineness of all signatures that purport to have been made in a corporate, governmental, fiduciary or other capacity, and that the persons who affixed such signatures had authority to do so, and (ii) relied as to certain factual matters upon statements or certificates of representatives of the Company and public officials, and we have not independently checked or verified the accuracy of those statements and certificates.

         Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the General Corporation Law of the State of Delaware. We express no opinion with respect to any other law of the State of Delaware or any other jurisdiction.

         The opinion set forth in paragraph 2 is limited to the valid issuance of the Rights that trade with the Shares under the corporation laws of the State of Delaware. We do not express any opinion herein with respect to any other aspect of such Rights, the effect of equitable principles or fiduciary considerations relating to the adoption of the Rights Agreement or the issuance of such Rights or the enforceability or any particular provisions of the Rights Agreement. In rendering the opinion set forth in paragraph 2 above, we have assumed that the Board of Directors of the Company has

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Alderwoods Group, Inc.
July 26, 2002
Page 2

acted in the good faith exercise of its business judgment with respect to the authorization of the issuance of such Rights and the execution of the Rights Agreement.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,

                                       /s/ JONES, DAY, REAVIS & POGUE

                                       Jones, Day, Reavis & Pogue